EXHIBIT p.1

                                 CODE OF ETHICS
                                 --------------

                                  PHOENIX FUNDS
                          THE PHOENIX EDGE SERIES FUND
                             PURSUANT TO RULE 17j-1
                                 OF THE 1940 ACT
                           AMENDED AND RESTATED 02/06



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                                 CODE OF ETHICS
                                 --------------
                                  PHOENIX FUNDS
                                  -------------
                          THE PHOENIX EDGE SERIES FUND
                          ----------------------------
                             PURSUANT TO RULE 17j-1
                                 OF THE 1940 ACT
                           AMENDED AND RESTATED 02/06

This Code of Ethics applies to all Access Persons of each Phoenix advisory and broker-dealer subsidiary in their management and administration of the Funds(1). The Advisers include Phoenix Investment Counsel, Inc.; Duff & Phelps Investment Management Co.; Engemann Asset Management; Euclid Advisors, LLC; Kayne Anderson Rudnick Investment Management, LLC, Phoenix Variable Advisors, Inc.; Seneca Capital Management, LLC; and Phoenix/Zweig Advisers LLC (for use herein referred to collectively as "Adviser"). Phoenix Equity Planning Corporation is a registered broker/dealer, a related subsidiary which currently provide services to the Funds and acts as the principal underwriter of the Funds. Access Persons of the investment advisers and subadvisers to the Funds that are not affiliated with Phoenix are governed by separate codes. To the extent necessary, each subsidiary may impose further limitations of personal trading subject to notifying the Chief Legal Officer and the Chief Compliance Officer of the applicable Fund.

NOTWITHSTANDING THE ABOVE, THE PROHIBITIONS IN SECTION 2 BELOW ARE IMPOSED BY RULE 17j-1, AND APPLY TO ALL AFFILIATED PERSONS OF THE FUNDS AND THEIR INVESTMENT ADVISERS AND SUBADVISERS, WHETHER OR NOT THEY ARE GOVERNED BY THIS CODE OF ETHICS.

1.       STATEMENT OF ETHICAL PRINCIPLES

         Each Adviser holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, each Adviser strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the Fund's securities transactions.

         While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, each Adviser recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the Fund, if they were to trade in securities eligible for investment by the Fund.

         In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), each Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures.


---------------------------------
(1) For the purposes hereof, the term "Funds" collectively refers to the Phoenix Funds, Phoenix-Engemann Funds, Phoenix-Kayne Funds, Phoenix-Seneca Funds and The Phoenix Edge Series Fund.




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         When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

(a)      At all times, the interests of Fund shareholders must be paramount;

(b) Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

(c) No inappropriate advantage should be taken of any position of trust and responsibility.

(d) Compliance with all applicable federal securities laws must be maintained.

2.       UNLAWFUL ACTIONS

         It is unlawful for any Affiliated person of any Fund or any of its Advisers, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any
         Fund:

         (a)      to employ any device, scheme or artifice to defraud any Fund;

         (b) to make any untrue statement of a material fact to any Fund or omit to state a material fact necessary in order to make the statements made to any Fund, in light of the circumstances under which they are made, not misleading;

         (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any Fund; or to engage in any manipulative practice with respect to any Fund.

         (d) to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

3.       DEFINITIONS

         (a) "Access Person": pursuant to Rule 17j-1 of the Investment Company Act of 1940, means any Advisory Person of a Fund or of a Fund's investment adviser. All of Advisers directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of the Funds directors, officers, and general partners are presumed to be Access Persons of the Fund.

         (b) In addition, Access Persons include any director, officer or general partner of PEPCO, the principal underwriter of the Funds, who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Fund for which PEPCO acts, or whose functions


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                  or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

         (c) Advisory Person of a Fund or of a Fund's investment adviser means:

                  (i) Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

                  (iii)    Any Investment Personnel.

         (d) "Affiliated person" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

         (e) "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of
                  Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the security. For the purposes hereof,

                  (i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

                  (ii) "Indirect pecuniary interest" includes, but is not limited to: (a) securities held by members of the person's "immediate family" (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership;
                           (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a


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                           performance-related fee, other than an asset based
                           fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).

         (f) "Chief Compliance Officer" refers to the person appointed by the Boards of the funds pursuant to the provisions of Rule 38a-1. Such person is identified on Schedule A hereto.

         (g) "Compliance Officer" may refer to the Fund's designated Compliance Officer or an Adviser's Compliance Officer or any person designated by each such to perform the administrative functions of this Code. Such persons are identified on Schedule B hereto.

         (h)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act.

         (i) "Covered Security" means all securities, including exchange traded funds and those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of traditional, unaffiliated registered open-end investment companies.

         (j) "Disinterested Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the 1940 Act.

         (k) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         (l)      "Investment Personnel" shall mean:

                  (i) any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and

                  (ii) any natural person who controls the Fund or an Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.


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         (m)      "Limited Offering" or "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

         (n) "Managed Portfolio" shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions. For those Funds operating as series companies, Managed Portfolio shall include only the series for which the Portfolio Manager serves as the Portfolio Manager.

         (o) "Portfolio Manager" means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Fund, or series thereof; as disclosed in the Fund(s) prospectus.

         (p) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

         (q) "Reportable Fund" includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

         (r) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

         (s)      "Security Held or to be Acquired" by a Fund means:

                  (i)      any Covered Security which, within the most recent
                           15 days:
                           (A) is or has been held by the Fund; or
                           (B) is being or has been considered by the Fund or
                               any of its investment advisers for purchase by the Fund; and

                  (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (p)(i) of this Section.

                  A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Investment Personnel making the recommendation, when such person seriously considers making such a recommendation.

4.       EXEMPTED TRANSACTIONS

         The preclearance prohibitions of Section 5 of this Code, shall not apply to:

         (a) Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser's Compliance Officer. This exemption will also apply to personal brokerage


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                  accounts for which a third party (e.g. broker, financial
                  advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser's Compliance Officer or his or her designee.

         (b) Purchases or sales of securities not eligible for purchase or sale by the Fund.

         (c) Purchases or sales which are non-volitional on the part of either the Advisory Person or the Fund.

         (d) Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

5.       PROHIBITED ACTIVITIES

         (a) IPO Rule: No Advisory Person may directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering (including IPOs offered through the Internet), except with the prior written approval of the Adviser's Compliance Officer. No NASD registered person may participate in an IPO pursuant to NASD Rule 2790.

         (b) Limited Offering/Private Placement Rule: No Advisory Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser's Compliance Officer.

                  (i) The Adviser's Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

         (c) Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser's Compliance Officer. Preclearance is required prior to executing any trade through any personal brokerage account, unless specifically exempted under Section 4 above. Preclearance is valid through the business day next following the day preclearance is given.


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         (i)      The Adviser's Compliance Officer will monitor investment
                  activity by the Advisory Person involving the precleared transaction.

         (ii) Compliance reserves up to one business day to respond to any request for preclearance.

NOTE: EACH ADVISER'S COMPLIANCE OFFICER MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF THE TRANSACTION IS NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE OR SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S CHIEF COMPLIANCE OFFICER. THE DECISION OF THE CHIEF COMPLIANCE OFFICER SHALL BE FINAL.

         (d) Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Fund has a pending "buy" or "sell" order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                  1. Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser's Compliance Officer shall make available an updated list of such issuers quarterly.

                  2. Purchases or sales approved by the Adviser's Compliance Officer in his/her discretion.

         (e) Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Portfolio trades in that Security.

                  Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

         (f) Ban on Short-term Trading. Advisory Persons must hold each Security for a period of not less than sixty (60) days from date of acquisition.

         (g) Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code "gifts" include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund. All gifts and entertainment received or given must be reported to the Advisor's Compliance Department.


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ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF
SECTIONS 5(d) (e) AND (f) MUST BE DISGORGED AT THE REQUEST OF THE FUND.

         (h) Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

         (i) Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Portfolio, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.


6.       REPORTING AND COMPLIANCE PROCEDURES

         (a) The Code of Ethics, and any amendments thereto, shall be provided to every Access Person.

         (b) All Access Persons (other than Disinterested Trustees) shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Adviser's Compliance Officer.

         (c) Every Access Person shall report to the Fund the information described in Section 6(c) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security, provided that

                  (i) a Disinterested Trustee of the Fund need not report securities transactions unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Fund purchased or sold the Covered Security or the Fund or any of its investment advisers or subadvisers considered purchasing or selling the Covered Security, and


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                  (ii)     An Access Person whose duplicate broker trade
                           confirmations or account statements are received by the Adviser's Compliance Officer, pursuant to Section 6(a) with respect to the time period required by
                           Section 6(c), may reference that duplicate information in their quarterly report if all of the information required in Section 6(c) is contained in those confirmations and statements.

         (d) Every report required pursuant to Section 6(b) above shall be made not later than 15 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person (other than Disinterested Trustees) had or acquired any direct or indirect beneficial ownership:

                           (A) The date of the transaction, the title and number of shares; the maturity date, principal amount and interest rate of debt securities, of each Covered Security involved; and, as applicable, the exchange ticker symbol or CUSIP number;

                           (B) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                           (C) The price of the Covered Security at which the transaction was effected; and

                           (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (ii) with respect to any account established during the quarter in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (A) The name of the broker, dealer, or bank with whom the Access Person established the account; and

                           (B)    The date the account was established.

                  (iii) Access Persons are required to report transactions in any affiliated mutual fund for which they have any direct or indirect beneficial ownership; except as specifically exempted by Section 4 above.

                  (iv)     The date the report is submitted by the Access
                           Person.

         (e) No later than 10 days after becoming an Access Person, and annually thereafter on or before January 31 of each year, each Access Person (other than Disinterested


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                  Trustees) must submit to the Adviser's Compliance Officer a report of his or her personal securities holdings (the "Initial Holdings Report" and the "Annual Holdings Report", respectively), which must include the following information (the Applicable Date for the Initial Holdings Report is the date the person became an Access Person; the Applicable Date for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

                  (i) The title and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and, as applicable the exchange ticker symbol or CUSIP number of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

                  (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the Applicable Date.

                  (iii)    The date the report is submitted by the Access
                           Person.

         (f) Each Access Person (other than Disinterested Trustees) shall submit annually to the Adviser's Compliance Officer a certification by the Access Person that he or she has received, read and understood the Code of Ethics, has complied with the Code's requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's requirements. The certification will be submitted to the Compliance Officer by January 31 of each year.

         (g) Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         (h)      (i) Each Fund's Compliance Officer shall furnish to the
                      applicable Fund's Board of Trustees annually, and such Board will consider, a written report that:

                           (A) Summarizes the current procedures under the Code of Ethics;

                           (B) Describes any issues arising from the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                           (C) Certifies that the Fund or the Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


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                  (ii)     The Fund's Compliance Officer shall obtain from each
                           investment adviser and the subadviser to the Fund whose Access Persons are governed by its own Code of Ethics, a written report including the information and certification required in (B) and (C) above with respect to that Code.

                  (iii)    The Board will consider all of these reports.

                  (iv) These reports will be available to the Chief Compliance Officer of the Funds.

         (i) Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Adviser's Compliance Officer.

         (j) An Access Person need not make reports under this Section 6 with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         (k) Each Adviser's Compliance Officer will review all reports and other information submitted under this Section 6. This review will include such comparisons with trading records of the Fund as are necessary or appropriate to determine whether there have been any violations of the Code.

         (l) Each Adviser's Compliance Officer will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations. Each Adviser's Compliance Officer shall promptly notify any Access Person when any report has not been filed on a timely basis.

         (m) Please refer to Schedule B for person(s) to contact for preclearance and to file Annual Holdings and Quarterly Personal Securities Transaction reports.

7.       SANCTIONS

         Upon discovering a violation of this Code, the Board of Trustees of a Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser's Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Board meeting. Please see attached Schedule A of Sanctions that may be levied for violations of this Code.

8.       EXCEPTIONS

         Each Adviser's Compliance Officer, in consultation with the Chief Legal Officer, may grant written exceptions to provisions of the Code based on equitable considerations. The


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         exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Rule 17j-1. To the extent any such exception relates to an Access Person of a Fund, the exception will be reported to a Fund's Board at its next regularly scheduled meeting. Notwithstanding anything herein to the contrary, the Compliance Officer shall promptly report any and all exceptions to the Chief Compliance Officer of the applicable Fund and the Chief
         Compliance Officer may provide an independent report to the applicable Board regarding his/her assessment of the merits and potential repercussions of granting any such exceptions.

9.       RECORDKEEPING

         All Code of Ethics records will be maintained pursuant to the provisions of Rules 17j-1 and 204A-1.

10.      OTHER CODES OF ETHICS

         This Code of Ethics does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.


(Revised February 2006; Adopted by the Board of Trustees of The Phoenix Edge Series Fund March 21, 2006)





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
SCHEDULE A

Chief Compliance Officer of the Funds:         Marc Baltuch



SCHEDULE B

Person to contact for preclearance and reporting requirements:         Frances Crisafulli





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CERTIFICATION:


By my signature below, I certify that I have received, read, and understood the foregoing policies of the Phoenix Funds Code of Ethics, and will comply in all respects with such policies.




--------------------------------------               ---------------------
Name                                                 Date

Please print or type name: ___________________________________





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
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                                                          Q REPORT AFFILIATED MF
   INITIAL HOLDINGS REPORT             Q REPORT               TRANSACTIONS           ANNUAL REPORT            PRE-CLEAR
------------------------------ ------------------------- ------------------------- ------------------ ------------------------------
     All Access Persons           All Access Persons       Investment Personnel    All Access Persons       Advisory Persons
------------------------------ ------------------------- ------------------------- ------------------ ------------------------------
o 1st violation - written      o 1st violation -         o 1st violation -         o 1st violation -  o 1st violation - written
  warning                        written warning           written warning           written warning    warning
o 2nd violation within         o 2nd violation within    o 2nd violation within                       o 2nd violation within the
  the same year - $50.00 fine    the same year - $50.00    the same year - $50.00                       same year - $100 fine
  payable to the Phoenix         fine payable to the       fine payable to the                          payable to the
  Foundation                     Phoenix Foundation        Phoenix Foundation                           Phoenix Foundation and
o 3rd violation within         o 3rd violation within    o 3rd violation within                         suspension of trading
  the same year - suspension     the same year -           the same year -                              privileges for 30 days
  of trading privileges for      suspension of trading     suspension of trading                      o 3rd violation within the
  30 days                        privileges for 30 days    privileges for 30 days                       same year - suspension of
                                                                                                        trading privileges for
                                                                                                        90 days
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                                                                                      MARKET TIMING
   PRE-CLEAR IPOS & LIMITED                                   60-DAY HOLDING         PROHIBITION AND
          OFFERINGS*                    BLACKOUT               REQUIREMENT            Q CERTIFICATE          OPEN ORDER RULE
------------------------------ ------------------------- ------------------------- ------------------ ------------------------------
                                                                                       Investment
     Advisory Personnel          Investment Personnel       Advisory Personnel         Personnel           Investment Personnel
------------------------------ ------------------------- ------------------------- ------------------ ------------------------------
o 1st violation -              o 1st violation -         o 1st violation -         o 1st violation -  o 1st violation - Reported to
  Reported to Chief Legal        disgorgement of profits   written warning           possible grounds   Chief Legal Officer and
  Officer and President of       on the personal trade   o 2nd violation -           for termination    President of Phoenix
  Phoenix Investment Counsel   o 2nd violation -           violation within the      at determination   Investment Counsel for
  for determination of           Reported to Chief Legal   same year - $50.00 fine   of Chief Legal     determination of appropriate
  appropriate sanctions.         Officer and President     payable to the Phoenix    Officer and        sanctions.
o 2nd violation -                of Phoenix Investment     Foundation                President of     o 2nd violation - possible
  possible grounds for           Counsel for             o 3rd violation within      Phoenix            grounds for termination
  termination                    determination of          the same year -           Investment
                                 appropriate sanctions.    suspension of trading     Counsel
                               o 3rd violation -           privileges for 60 days
                                 possible grounds for
                                 termination

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*s/t NASD Prohibition Rule 2790.